P/O No.: CIAXN6080 1/2
P/O date: 06/28/2023
INVOICE TO:
DELTA ELECTRONICS INT'L (SINGAPORE) PTE. LTD. Company No:201016894N
,

*

DELTA ELECTRONICS INT'L (SINGAPORE) PTE.LTD. Company No:201016894N

PO TO:
Taiwan Color Optics, Inc.
4F., No.32, Keya Rd.,
Taichung City Daya Dist.,
TW

Please deliver to:
MOW1-DCWP3-Projector/DLP/Vedio
Delta Electronics(Jiangsu) LTD
No.1688 JiangXing East Road,
WuJiang Economic Development Zone.
215200
Jiangsu province, Republic of China

Vendor:
850375
Taiwan Color Optics, Inc.
4F., No.32, Keya Rd.,
Taichung City Daya Dist.,
TW

Payt. terms: 1A60 - O/A 60 Days for T/T (Local)
Deliv. terms: FOB Taiwan Currency USD
Ship-via: Project:
PI Vendor: 0000850375 Taiwan Color Optics, Inc.
We require an order acknowledgment for the following items:

Material	Order qty.	Unit	Description/Vendor P/N / Price per unit	Net value
3252420200			FILTER DIFFUSER GLASS 80*80 T0.7 / C08.SC014.T01H0550	
	50.000	PCE	96,000.00/1,000	4,800.00

Drawing version: 00 Current lead free:RD
Deli. date Day 08/15/2023
Ship. date Day 08/12/2023
NOTE: Day

Material	Order qty.	Unit	Description/Vendor P/N / Price per unit	Net value
3250411300			FILTER DIFFUSER GLASS 39.7 T0.7 / 1C0505.F00019	
	50.000	PCE	29,500.00/1,000	1,475.00

Drawing version: 00 Current lead free:RD
Deli. date Day 09/15/2023
Ship. date Day 09/12/2023
NOTE: Day

Tot. net item vaL. excl. tax USD 6,275.00

******
REMARK:

The Purchase Order No.,Part No.& Job No. appearing hereon must appear on all invoices,packing slips with shipping papers & correspondence

WBX: 154-8522

Order acknowledgement should be promptly returned with proforma invoice to the buyer within 24 hours.
Shipping information should be telexed or faxed to IMP/EMP Department with the buyer copied as soon as available.

Released by: 11

Shipping should go through the assigned forwarder.
Address all communications to the buyer.*